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                                    NEBS(R)

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       NUMBER                                                     SHARES
 FBU

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      COMMON STOCK                                        COMMON STOCK

INCORPORATED UNDER THE LAWS                     THIS CERTIFICATE IS TRANSFERABLE
 OF THE STATE OF DELAWARE                          IN BOSTON, MASSACHUSETTS
                                                    AND NEW YORK, NEW YORK


                      NEW ENGLAND BUSINESS SERVICE, INC.

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This Certifies that                       CUSIP 643872 10 4

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                             AND FOR A STATEMENT
                                                             CONCERNING CERTAIN
                                                             RIGHTS EVIDENCED BY
                                                              THIS CERTIFICATE
is the owner of
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       FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE
                           PAR VALUE OF $1. EACH OF

New England Business Service, Inc. transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are received and held subject to the laws of the State of Delaware, the Certificate of Incorporation, and the By-laws of the corporation, all as from time to time amended, and the owner of this certificate by accepting the same expressly assents thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated


/s/ John F. Fairbanks                                 /s/ William C. Lowe

Treasurer                                             President

                       ---------------------------------
                       NEW ENGLAND BUSINESS SERVICE, INC.
                                   CORPORATE

                                   DELAWARE
                                     1986
                                     SEAL
                       ---------------------------------


COUNTERSIGNED AND REGISTERED:
                       THE FIRST NATIONAL BANK OF BOSTON
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR
BY



AUTHORIZED SIGNATURE


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

     The Authorized Capital Stock of the Corporation consists of a class of Preferred Stock, one dollar ($1.00) par value, which may be issued in one or more series, and a class of Common Stock, one dollar ($1.00) par value. The Corporation will furnish without charge to each stockholder, upon request to the Secretary of the Corporation, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     This certificate also evidences and entitles the holder to certain Rights as set forth in the Rights Agreement between New England Business Service, Inc. (the "Company") and The First National Bank of Boston (the "Rights Agent") dated as of October 27, 1989, as amended from time to time, (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for other securities, may expire of may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Right's Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or a transferee of the foregoing may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be considered as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                   UNIF GIFT MIN ACT -- ______ Custodian _______
TEN ENT -- as tenants by the entireties                                (Cust.)          (Minor)
JT TEN  -- as joint tenants with right of                              Under Uniform Gifts to Minors
           survivorship and not as tenants                             Act ______________________,
           in common                                                              (State)

    Additional abbreviations may also be used though not in the above list.

     For value received, _______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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                                                                          Shares
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of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated,
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                             Signature(s)
                                         ---------------------------------------
                                         (The signature to this assignment must
                                         correspond with the names as written
                                         under the issue of this Certificate in
                                         every particular, without alteration or
                                         enlargement or any change whatsoever.
                                         If more than one owner, all must sign).

  Signature Guaranteed:
                       --------------------------------------------
                       ALL GUARANTEES MUST BE MADE BY A FINANCIAL
                       INSTITUTION (SUCH AS A BANK OR BROKER) WHICH
                       IS A PARTICIPANT IN THE SECURITIES TRANSFER
                       AGENTS MEDALLION PROGRAM ("STAMP"), THE
                       NEW YORK STOCK EXCHANGE, INC. MEDALLION
                       SIGNATURE PROGRAM ("MSP") OR THE STOCK
                       EXCHANGES MEDALLION PROGRAM ("SEMP") AND
                       MUST NOT BE DATED. GUARANTEES BY A NOTARY
                       PUBLIC ARE NOT ACCEPTABLE.